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                                  OFFICE LEASE

                                     BETWEEN


                            IB BRELL, L.P. (LANDLORD)


                                       AND


                      PROFESSIONAL DETAILING, INC. (TENANT)




                             DATED: November , 1997




Draft 4
November 24, 1997


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                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE ONE - BASIC LEASE PROVISIONS.........................................1
         1.01 BASIC LEASE PROVISIONS  .......................................1
         1.02 ENUMERATION OF EXHIBITS  ......................................2
         1.03 DEFINITIONS ...................................................3


ARTICLE TWO - PREMISES, TERM AND FAILURE TO GIVE POSSESSION..................7
         2.01 LEASE OF PREMISES                   ...........................7
         2.02 TERM...........................................................7
         2.03 FAILURE TO GIVE POSSESSION.....................................8
         2.04 AREA OF PREMISES...............................................8
         2.05 INTENTIONALLY OMITTED .........................................8
         2.06 CONSTRUCTION ..................................................8
         2.07 CONSTRUCTION AUDIT............................................10
         2.08 LANDLORD'S ALLOWANCE..........................................11


ARTICLE THREE - RENT........................................................12

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS................................12
         4.01 RENT ADJUSTMENTS..............................................12
         4.02 STATEMENT OF LANDLORD.........................................13
         4.03 BOOKS AND RECORDS.............................................13
         4.04 PARTIAL OCCUPANCY.............................................14

ARTICLE FIVE - SECURITY DEPOSIT.............................................14

ARTICLE SIX - SERVICES......................................................15
         6.01  LANDLORD'S GENERAL SERVICES..................................15
         6.02  ELECTRICAL SERVICES..........................................16
         6.03  ADDITIONAL AND AFTER HOURS SERVICE...........................16
         6.04  PHONE SERVICES...............................................17
         6.05  DELAYS IN FURNISHING SERVICES................................17

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES...................18
         7.01  POSSESSION AND USE OF PREMISES...............................18
         7.02  LANDLORD ACCESS TO PREMISES..................................19
         7.03  QUIET ENJOYMENT..............................................20
         7.04  COMPLIANCE WITH LAWS.........................................20

                                       ii

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         7.05  PERMITS......................................................20


ARTICLE EIGHT - MAINTENANCE ................................................20
         8.01  LANDLORD'S MAINTENANCE.......................................20
         8.02  TENANT'S MAINTENANCE.........................................21


ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS ................................21
         9.01  TENANT'S ALTERATIONS.........................................21
         9.02  LIENS          ..............................................23

ARTICLE TEN - ASSIGNMENT AND SUBLETTING ....................................23
         10.01  ASSIGNMENT AND SUBLETTING...................................23
         10.02  RECAPTURE...................................................25
         10.03  EXCESS RENT.................................................25
         10.04  TENANT LIABILITY ...........................................26
         10.05  ASSUMPTION AND ATTORNMENT ..................................26

ARTICLE ELEVEN - DEFAULT AND REMEDIES ......................................26
         11.01 EVENTS OF DEFAULT............................................26
         11.02 LANDLORD'S REMEDIES .........................................27
         11.03 ATTORNEY'S FEES..............................................29
         11.04 BANKRUPTCY...................................................29

ARTICLE TWELVE - SURRENDER OF PREMISES......................................31
         12.01  IN GENERAL..................................................31
         12.02  LANDLORD'S RIGHTS...........................................31

ARTICLE THIRTEEN - HOLDING OVER.............................................31

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY ........................32
         14.01  SUBSTANTIAL UNTENANTABILITY ................................32
         14.02  INSUBSTANTIAL UNTENANTABILITY ..............................33
         14.03  RENT ABATEMENT .............................................33

ARTICLE FIFTEEN - EMINENT DOMAIN............................................33
         15.01  TAKING OF WHOLE OR SUBSTANTIAL PART ........................33
         15.02  TAKING OF PART .............................................34
         15.03  COMPENSATION ...............................................34

ARTICLE SIXTEEN - INSURANCE ................................................34
         16.01  TENANT'S INSURANCE .........................................34
         16.02  FORM OF POLICIES ...........................................35
         16.03  LANDLORD'S INSURANCE....................................... 35

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         16.04  WAIVER OF SUBROGATION...................................... 36
         16.05  NOTICE OF CASUALTY .........................................37

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY..........................37

         17.01  WAIVER OF CLAIMS............................................37
         17.02  INDEMNITY BY TENANT ........................................38

ARTICLE EIGHTEEN - RULES AND REGULATIONS  ..................................38
         18.01  RULES ......................................................38
         18.02  ENFORCEMENT ................................................38

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS...............................39

ARTICLE TWENTY - ESTOPPEL CERTIFICATE.......................................39
         20.01        IN GENERAL............................................39
         20.02        ENFORCEMENT...........................................40

ARTICLE TWENTY-ONE  -  RELOCATION OF TENANT.................................40

ARTICLE TWENTY-TWO  -  REAL ESTATE BROKERS .................................41

ARTICLE TWENTY-THREE  -  MORTGAGEE PROTECTION ..............................41
         23.01 SUBORDINATION AND ATTORNMENT.................................41
         23.02  MORTGAGEE PROTECTION .......................................42

ARTICLE TWENTY-FOUR  -  NOTICES.............................................43

ARTICLE TWENTY-FIVE  -  INTENTIONALLY OMITTED

ARTICLE TWENTY-SIX  -  MISCELLANEOUS .......................................44
         26.01 LATE CHARGES.................................................44
         26.02 WAIVER OF JURY TRIAL ........................................44
         26.03 DEFAULT UNDER OTHER LEASE ...................................44
         26.04 OPTION ......................................................44
         26.05 TENANT AUTHORITY ............................................45
         26.06 ENTIRE AGREEMENT ............................................45
         26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE ..............45
         26.08 EXCULPATION................................................. 45
         26.09 ACCORD AND SATISFACTION .....................................45
         26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING ..................46
         26.11 BINDING EFFECT...............................................46
         26.12 CAPTIONS  ...................................................46
         26.13 APPLICABLE LAW...............................................46
         26.14 ABANDONMENT..................................................46

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         26.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES..................47
         26.16 RIDERS.......................................................47
         26.17 ISRA.........................................................47

ARTICLE TWENTY-SEVEN - PARKING..............................................52

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                                  OFFICE LEASE

                                   ARTICLE ONE
                             BASIC LEASE PROVISIONS

1.01 BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)      BUILDING AND ADDRESS:
         10 Mountainview Road
         Upper Saddle River, New Jersey 07458

(2)      LANDLORD AND ADDRESS:

         IB BRELL, L.P.
         c/o Koll Real Estate Co.
         Mack Centre II
         One Mack Centre Drive
         Paramus, New Jersey   07652-3906
         Attention:  Richard Van Houten, Jr.

(3)      TENANT AND CURRENT ADDRESS:

         Professional Detailing, Inc.
         599 McArthur Boulevard
         Mahwah, New Jersey  07430
         Attention: Ron Collins

(4)      DATE OF LEASE:  November     , 1997

(5)      LEASE TERM:   Sixty Six Months

(6)      PROJECTED COMMENCEMENT DATE:  March 1, 1998

(7) EXPIRATION DATE: August 31, 2003 subject to such change which may result from the application of Section 2.02(d)

(8)      MONTHLY BASE RENT:


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         Month Three through Date of Expiration:

Months During Term    Monthly Rent   Annual Rent   Square Foot Rent      Total
------------------    ------------   -----------   ----------------      -----

1-2                        0.00             0.00        0.00                0.00

3-14                 $40,791.67      $489,500.00      $22.25         $489,500.00

15                         0.00             0.00        0.00                0.00

16-27                 $40,791.6      $489,500.00      $22.25         $489,500.00

28                         0.00             0.00        0.00                0.00

29-40                $40,791.67      $489,500.00      $22.25         $489,500.00

41                         0.00             0.00        0.00                0.00

42-53                $40,791.67      $489,500.00      $22.25         $489.500.00

54                         0.00             0.00        0.00                0.00

54-66                $40,791.67      $489,500.00      $22.25         $489,500.00


                                            Total:                 $2,447,500.00



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(9)      RENTABLE AREA OF THE BUILDING: approximately 192,000 square feet based on BOMA measurement standards

(10)     RENTABLE AREA OF THE PREMISES: approximately 22,000 square feet

(11) SECURITY DEPOSIT: Two Hundred Eighty-Five Thousand Five Hundred Fifty Four Dollars and 69/100 ($285,541.69)

(12)     LOCATION OF PREMISES:   Second Floor - South Wing

(13)     TENANT'S SHARE:           11.46%

(14) TENANT'S USE OF PREMISES: General office use; together with the ancillary and incidental right to have a kitchen within the Premises provided that no meals shall be prepared therein


(15)     BASE YEAR: 1998

1.02     ENUMERATION OF EXHIBITS

The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A.        Plan of Premises
EXHIBIT B.        Construction Rules, Regulations and Responsibilities
EXHIBIT C.        Building Specifications
EXHIBIT D.        Rules and Regulations
EXHIBIT E.        Cleaning Specifications
EXHIBIT F.        Commencement Date Agreement
EXHIBIT G.        LIST OF NAMES


1.03 DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

(1) AFFILIATE: Any corporation or other business entity which is owned or controlled by, owns or controls, or is under common ownership or control with Tenant or is owned or controlled by the principals of Tenant.

(2) ADJUSTMENT YEAR: The calendar year or any portion thereof after the Base Year for which a Rent Adjustment computation is being made.


                                        3

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(3)      BUILDING: The office building located at 10 Mountainview Road, Upper
         Saddle River, New Jersey.

(4)      COMMENCEMENT DATE: The date specified in Section 1.01(6).

(5) COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

(6) DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing, HVAC and security and life/safety systems.

(7) DEFAULT RATE: Two percent (2%) above the rate then most recently announced by Citibank, N.A. as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by law.

(8) ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

(9)      EXPIRATION DATE: Subject to Section 2.02(d), the date specified in
         Section 1.01(7) as the Expiration Date.

(10) FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Force majeure shall not apply to any money payment required to be made pursuant to the terms of this Lease.

(11) HAZARDOUS MATERIAL: Such substances, materials and wastes which are or become regulated under any Environmental Law; or which are or become classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated byphenyls.

(12) INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

                                        4

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(13)     LAND: The parcels of real estate on which the Building is located as of the date of this Lease.

(14) LANDLORD WORK: As listed on Exhibit "B" attached hereto and by this reference made a part hereof.

(15) LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Landlord's or Tenant's activities at the Premises.

(16) LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time in accordance with the provisions contained in this Lease.

(17)     INTENTIONALLY OMITTED

(18)     MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

(19) MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property or Landlord's interest therein or any ground lessor of the Property.

(20) NATIONAL HOLIDAYS: New Years Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(21) OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon as hereinafter permitted). Operating Expenses shall not include, (i) costs of preparation, improvements and alterations of the premises of tenants of the Building, (ii) costs of capital improvements to the Building (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses limited to the extent of the reduction, controlling or savings realized currently or prospectively as a result thereof or complying with applicable Laws enacted subsequent to the date of this Lease), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of

                                        5

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Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of other tenants in the Building, (x) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses, (xi) the cost of repairs and/or restorations necessitated by condemnation or casualty (except that the amount of a commercially reasonable deductible shall be included in Operating Expenses), (xii) Any cost for which Landlord is reimbursed by other tenants of the Building; (xiii) the cost of any work or service performed for any tenant of the Building that is not provided to Tenant as part of the base building services; (xiv) advertising and promotional expenditures; (xv) the cost of constructing additions to the Building, (xvi) any amount paid by Landlord for items or services to any entity controlled by or under common control with Landlord in excess (by more than a diminimus amount) of the then competitive rate for such items or services; (xvii) costs of correcting construction or design defects in the Premises or Building; (xviii) legal fees and costs arising from tenant disputes or leasing of space in the Building; (xix) that portion of any costs or expenses relating to both the

Building and to other buildings or properties owned by Landlord, which is properly allocable or attributable to such other buildings or properties; (xx) costs of making any structural repairs; (xxi) costs incurred in installing, operating and maintaining any "specialty", not normally installed, operated, and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair, maintenance and providing of required services for the Building, and/or any associated parking facilities, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, etc.;
(xxii) salaries above the level of Building manager; (xxiii) costs with respect to a sale, financing or refinancing of the Building; (xxiv) bad debts loss, rent loss or reserves for bad debt or rent loss; or (xxv)) cost of bulbs and ballasts in any tenant space in the Building. If any Operating Expenses, though paid in one year, relates to more than one calendar year, at option of Landlord such expense shall be proportionately allocated among such related calendar years.

(22) PREMISES: The space located in the Building described in Sections 1.01(10) and 1.01(12) and depicted on Exhibit A attached hereto.

(23) PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

(24)     REAL PROPERTY: The Property excluding any personal property.

(25) RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, or other amounts (excluding late charges) required to be paid by Tenant under this Lease.

(26) RENTABLE AREA OF THE BUILDING: approximately 192,000 square feet, which represents the sum of the rentable area of all office space in Building.


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(27)     RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in 1.01(10).

(28) RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes which amounts shall be Tenant's Share of the amount by which Operating Expenses or Taxes for the then Adjustment Year exceed the amount of Operating Expenses or Taxes for the Base Year. The Rent Adjustments shall be determined and paid as provided in Article Four.

(29) RENT ADJUSTMENT DEPOSIT: An amount reasonably determined and/or redetermined by Landlord from time to time, but not more often than four (4) times during any calendar year, as being equal to one-twelfth

         (1/12th) of the estimated amount of Rent Adjustment owed by Tenant for an Adjustment Year.

(30) SECURITY DEPOSIT: The funds specified in Section 1.01(11), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

(31) SUBSTANTIALLY COMPLETE: The completion of the Landlord's Work in compliance with the approved Tenant's Plans (as defined in Exhibit B hereto) including, but not limited to, the installation of all carpeting and the hanging of all exterior and private office doors in the Premises, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done, and which do not prevent or materially restrict the Tenant's use and enjoyment of the Premises.

(32) TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or other taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. Landlord represents that no tax appeal for the Property is currently pending. There shall be included in Taxes for any year the amount of all reasonable fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year (or to the extent not previously reduced, by refunds attributable to prior Lease Years (excluding the Base Year) during the term hereof). If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year (except interest resulting from the delinquent payment of such installments). Taxes shall not include any federal or state inheritance, franchise,

                                        7

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         general income, transfer, gain, gift or estate taxes, except that if a change occurs in the method or type of taxation resulting in whole or in part in the substitution of or in addition to any such taxes, or any other assessment, for any Taxes as above defined, such substituted or additional taxes or assessments shall be included in the Taxes if not assessed against taxpayers generally as compared to owners of real estate or landlords of leases in particular.


(33)     TENANT ADDITIONS:   The Tenant Alterations.

(34) TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises performed by Tenant as permitted by this Lease.

(35)     INTENTIONALLY OMITTED.

(36) TENANT'S SHARE: The percentage specified in Section 1.01(13) which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building and is subject to change from time to time during the term of this Lease pursuant to the terms and conditions herein contained.

(37) TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date, unless sooner terminated as provided in this Lease.

(38) TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

                                   ARTICLE TWO
                  PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01 LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02 TERM

         (a) The Commencement Date of this Lease shall be the date upon which Landlord delivers possession of the Premises to Tenant ("Delivery of Possession"). Delivery of Possession shall be the earlier of (i) the day upon which Tenant commences business in the Premises, or (ii) seven (7) calendar days from the last of the following (but without the consent of Tenant, not prior to March 1, 1998):

                                        8

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                  (A) the day upon which Landlord's architect or general
contractor issues a letter or certification that the work to be performed by

Landlord pursuant to Exhibit B attached hereto has been Substantially Completed; and

                  (B) The day upon which Landlord obtains a temporary or final Certificate of Occupancy for the Premises.

         (b) Tenant agrees to accept possession of the Premises when tendered by Landlord, and to open for business in the Premises promptly thereafter.

         (c) If Landlord is unable to deliver possession of the Premises to Tenant by March 1, 1998, as such date may be extended for reasons of Force Majeure (as defined in this Lease), and provided the reason therefore has not been a result of Tenant's acts or omissions, then, and in such event, the Delivery of Possession may be extended, but in no event to a date later than September 1, 1998) and unless Landlord delivers possession of the Premises on or prior to September 1, 1998 (to which Force Majeure shall not apply), this Lease shall terminate on such date and the parties shall be released herefrom. If this Lease is canceled under this subpart (c), neither party shall have any further liability to the other hereunder.

         (d) Unless sooner terminated, the Term of this Lease shall expire at 11:59 p.m. on the last day of the sixty sixth (66th) calendar month following the Commencement Date.


2.03 AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One are controlling, and, except as in this Lease specifically provided, are not subject to revision after the date of this Lease.

                                  ARTICLE THREE
                                      RENT


Tenant agrees to pay to Landlord at the office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction, offset or abatement whatsoever (except as may be specifically provided for in this Lease, including but not limited to, the abatement set forth in Section 1.01(8)), Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid, if such Rent is not paid within five (5) business days after the date due. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                        9

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                                  ARTICLE FOUR
                          RENT ADJUSTMENTS AND PAYMENTS



4.01 RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments during the Term as follows:


                  (i) Commencing on January 1, 1999, the Rent Adjustment Deposit representing Tenant's Share of the increase in Operating Expenses and Taxes over the Base Year of 1998 attributable to any calendar year (or portion thereof) monthly during the Term at the time when the Monthly Base Rent is due; and


                  (ii) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.


4.02 STATEMENT OF LANDLORD

As soon as feasible (but in no event later than 210 days) after the expiration of each calendar year of this Lease, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:


                  (i) Operating Expenses and Taxes for the Adjustment Year and the amount of the increase over the Base Year;


                  (ii) The amount of Rent Adjustments due Landlord for the Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and


                  (iii) The Rent Adjustment Deposit due monthly in the calendar year next following the Adjustment Year including the amount or revised amount due for months prior to the rendition of the statement.



Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due

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from Landlord to Tenant pursuant to this Section shall be credited to the Rent

Adjustment Deposit next coming due, or at Tenant's election (upon written notice to Landlord) applied to the next payment of rent, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this Section 4.02. Landlord's failure to deliver Landlord's Statement or in computing the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a release of Tenant's obligations to pay such amounts unless such failure shall continue for 365 days after the expiration of each applicable calendar year during the term of this Lease. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its reasonable estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenants's obligation to pay Rent Adjustments (and Landlord's obligation to reimburse Tenant for any excess estimated payments made by Tenant) survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.


4.03 BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Upon written notice and request, Landlord shall make such records available to Tenant in the State of New Jersey for Tenant review as set forth in the sentence next following. The Tenant or its representative shall have the right, for a period of one hundred Eighty (180) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within one hundred eighty (180) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Any dispute between Landlord and Tenant as to the matters which are the subject of this Section 4.03 shall be resolved pursuant to Section 26.18 hereof.


4.04 PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments for any Adjustment Year if the Building is not fully rented during all or a portion of any year (including the Base Year), Landlord shall make appropriate adjustments to the Operating Expenses (that is, that portion thereof that would vary with occupancy levels) for such Adjustment Year (including the Base Year) employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year. In the event that the Real Property is not fully assessed for any year (including the Base Year), then Taxes shall be adjusted to an amount which would have been payable in such year (including the Base Year) if the Real Property had been fully assessed (which estimated adjustment shall be revised, if necessary, to reflect the actual full assessment and the Landlord and Tenant shall thereafter reconcile any under or over payment made based on such readjustment). In the event any other tenant in the Building provides itself with a service which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant (but only to the extent the cost for such service was included in Operating Expenses for the Base Year.

                                  ARTICLE FIVE
                                SECURITY DEPOSIT



Concurrently with the execution of this Lease Tenant shall deliver the Security Deposit to the Landlord. Tenant shall deliver the Security Deposit in the following form: $122,375.01 in cash and $163,166.68 represented by an irrevocable and unconditional letter of credit for the full term of the Lease and any extensions, which letter of credit shall be prepared and delivered by a financial institution acceptable to the Landlord. The Security Deposit may be applied by Landlord to.cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord shall not pay any interest on the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease (and the written assumption by the transferee of the Landlord's obligations hereunder with respect to the Security Deposit), Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon assumption of such obligation by the transferee.


If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant after the following:

         (a)      the expiration of the term of this Lease;

         (b)      the removal of Tenant and its property from the Premises;

         (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

         (d) the payment by Tenant of any outstanding Rent, including, without limitation, all Rent Adjustments due pursuant to the Lease as computed by Landlord.

         Notwithstanding the foregoing, Tenant at Tenant's election, which election shall be exercised by delivery to Landlord of an additional irrevocable and unconditional letter of credit in the amount of $122,370.01 at least 90 days prior to the expiration of the (i) term of this Lease (if No Renewal Option is exercised) or (ii) any properly exercised Renewal Option, may elect, which election shall be indicated in writing together with the delivery of the additional irrevocable letter of credit, as set forth above, to have Landlord apply the cash portion of the Security Deposit to the base rental payments for the final three months of the then existing Term of this Lease or the properly exercised Renewal Option. The additional letter of credit shall constitute a portion of the Security Deposit and shall be applied or returned to Tenant as set forth in this Lease. Upon the deposit with Landlord of such additional letter of credit, the $163,166.68 letter of credit shall be delivered to Landlord's counsel, to be held in escrow and applied or returned to Tenant pursuant to the terms of this Lease.

                                   ARTICLE SIX
                                    SERVICES

6.01     LANDLORD'S GENERAL SERVICES

         So long as the Lease is in full force and effect Landlord shall furnish the following services:

(1) heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays, as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and mandatory Laws and provided that Tenant Is use of heat generating machines or equipment does not exceed the limits established in Exhibit C and provided that the Tenant's occupancy or electrical load does not exceed the standards set forth in Exhibit C thereby affecting the temperature otherwise maintained by the air-cooling system;

(2)      tempered and cold water for use in lavatories and kitchen in common with other tenants from the regular supply of the Building;

(3) customary cleaning and janitorial services in the Premises Monday through Friday, excluding National Holidays, in accordance with the specifications attached hereto as Exhibit E;

(4) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord, but not less than twice each calendar year during the term of the Lease;

(5)      passenger elevator service (without operator);

(6) common area services including cleaning, snow plowing, landscaping and electricity.

6.02      ELECTRICAL SERVICES

         (a) All electricity used in the Premises including but not limited to electricity used during the performance of janitorial service or the making of alterations or repairs in the Premises by Landlord shall be paid by Tenant. Tenant also agrees to purchase from Landlord or its agents at competitive prices fixed by Landlord for all tenants in the Building all lamps, bulbs, ballasts and starters used in the Premises. Tenant shall make no alterations or additions to the electric equipment or systems without the prior written consent of the Landlord in each instance.


         (b) It is the intent of the parties hereto that the Premises be separately metered, and Landlord at the expense of the Tenant (included in Tenant's Allowance) shall make all necessary arrangements with the local utility company for furnishing, metering and paying for the meters, the installation of the meters and related equipment and for all electricity furnished by it to Tenant and consumed on the Premises. Landlord shall permit Landlord's wire and conduits, to the extent available and safely capable, to be used for such purposes, as provided for in Exhibit C hereto. The cost of electricity to Tenant shall be the same amount as paid by Landlord to the applicable utility for such electricity.


6.03 ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday. For additional services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing published rates for such services and utilities (notwithstanding the provisions of this sentence the charge for additional HVAC service shall be seventy five ($75) dollars per hour (or any portion thereof) subject, however to adjustment for any increases or decreases in utility rates that may occur from time to time. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services.


6.04 PHONE SERVICES

All telephone and electric connections which Tenant may desire shall be first approved by Landlord in writing, which approval shall not be unreasonably withheld delayed or conditioned, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord. Landlord reserves the right to reasonably restrict and control access to telephone cabinets, which reasonable access is hereby granted to Tenant. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises (which need not be removed by Tenant at the expiration of the term of this Lease), including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hookup or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor, hired by Landlord after notice to Tenant, may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's actual costs in connection therewith). Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.



6.05 DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord, provided (i) Landlord acts reasonably to restore such service, and (ii) that loss of service is not the result of a default by Landlord hereunder, shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or by an event of Force Majeure. No such failure or delay shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease. In no event shall Landlord be liable to Tenant for any consequential damages. Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business from the Premises.


                                  ARTICLE SEVEN
                    POSSESSION, USE AND CONDITION OF PREMISES


7.01     POSSESSION AND USE OF PREMISES

         (a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(14). Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which:

(1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance. Landlord represents that as of the Commencement Date hereof, the use of the Premises for general office use will not violate the Zoning Ordinance of Upper Saddle River, New Jersey.

         (b) Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord. Nothing herein shall prohibit the Tenant from using reasonable quantities of properly packaged supplies which may contain Hazardous Materials but which are customly present in premises devoted to office use, provided that such use is in compliance with Environmental Laws. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. However, if such tests and/or studies were initiated and/or required only by Landlord then in that event, Tenant shall be required to pay for the same only if the test and/or studies reveal a situation in violation of any Environmental Laws to which Tenant is responsible. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises, except as above permitted, during the Lease Term by any party other than Landlord. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

         (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C S12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) except for initial Landlord's Work actually performed by Landlord or Landlord's agents, Tenant shall be responsible for ADA Title III compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.


7.02     LANDLORD ACCESS TO PREMISES


         (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable upon not less than one (1) business day prior notice to Tenant (unless an emergency exists in which event no prior notice shall be required). Janitorial and cleaning services shall be performed after normal business hours. In connection therewith, Landlord shall be allowed to store on the Premises all necessary supplies and materials unless the same will materially interfere with Tenant's conduct of business from the Premises. Any entry or work by Landlord may be during normal business hours upon one (1) business day prior notice to Tenant (except in the event of an emergency with respect to which any entry or work may be done at any time) and Landlord shall use reasonable efforts to see that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

         (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.


         (c) Landlord may upon not less than one (1) business day prior notice to Tenant (unless an emergency exists in which event no prior notice shall be required) enter the Premises, in the presence of a representative of the Tenant, for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant' s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights.

         (d) Provided that Landlord acts reasonably to complete the work and/or inspections as above provided then Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise. Landlord shall, in doing the foregoing, use reasonable efforts to minimize the interference with the Tenant's conduct of business from the Premises.

7.03 QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord.




7.04 COMPLIANCE WITH LAWS

Tenant shall comply with and execute at its own expense during and throughout the term of this Lease, all Laws, ordinary or extraordinary, foreseen or unforeseen, concerning the Tenant's Premises and the Tenants use and occupancy thereof. Any law relating to the Building, and having application to the Building regardless of the use made thereof, shall be the responsibility of the Landlord and shall be considered an Operating Expense to the extent permitted by the terms of this Lease, and except that as to the compliance with any Environmental Law by

Landlord as may be required by this Section 7.04 Tenant's payment in connection with Tenant's Share's on an annual basis throughout the Term of this Lease applicable to such compliance shall not exceed $15,000.00.



7.05 PERMITS

Except as specifically provided to the contrary in this Lease, Tenant shall be responsible, at Tenant's expense, for obtaining any and all licenses, permits, authorizations and approvals which may be required by any Law to be obtained for the proper and lawful conduct of Tenant's business in the Premises.


                                  ARTICLE EIGHT
                                   MAINTENANCE


8.01 LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, common areas,

parking areas, landscaping, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor coverings or wall coverings in the Premises or any of such systems which are located within the Premises; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, provided, however, Landlord agrees to credit Tenant with any insurance proceeds paid to Landlord or which would have been payable to Landlord had Landlord maintained the insurance required to be maintained by Landlord under the terms and conditions of this Lease. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley.


8.02 TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all systems and items located therein that exclusively serve the Premises, and all Tenant Additions in good order, condition and repair (reasonable wear and tear and damage caused by fire or other casualty excepted) and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances unless caused by the negligence of Landlord or its agents or representatives provided, however, Landlord agrees to credit Tenant with any insurance proceeds paid to Landlord or which would have been payable to Landlord had Landlord maintained the insurance required to be maintained by Landlord under the terms and conditions of this Lease. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this
Section 8.02, Landlord may, in its sole discretion and upon one (1) business day prior notice to Tenant (except in the case of emergencies), perform the same, and Tenant shall pay to Landlord any reasonable costs or expenses incurred by Landlord within 30 days after demand.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS


9.01 TENANT'S ALTERATIONS

         (a) The following provisions shall apply to the completion of any Tenant Alterations:


(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten
         (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of nonresponsibility. At the time that Landlord may respond in the affirmative to any request by Tenant to make such Tenant Alterations, Landlord shall advise Tenant whether or not Tenant shall be required to remove the Tenant Alterations upon the expiration of the Lease Term. Tenant may remove any Tenant's Alterations whether or not Landlord requires the same to be removed pursuant to the preceding sentence and such removal shall be performed in accordance with Article 12 of this Lease. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time reasonably designate, and only by contractors or mechanics approved by Landlord (except no such approval need be obtained with respect to Decorations), which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Any contractor designated by Landlord as set forth above shall charge competitive rates for the completion of Tenant's Alterations. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications (if required by the permitting agency), opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not unreasonably affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. A performance bond shall be required for all Tenant Alterations costing in excess of $30,000.00 in any single instance. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built set of plans and specifications for the Tenant Alterations.


(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee equal to three (3%) percent of the construction cost of such Tenant Alterations and all elevator and hoisting charges at Landlord's then standard reasonable rate. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.


(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use, or of compliance with the requirements of Section 9.01(a) (3) (i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

         (b) All Tenant Alterations whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant removes them or is required to remove them at Landlord's request. Tenant shall not be required to remove the Landlord's Work installed as of the Commencement Date of this Lease.



9.02 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty (30) days (or ten
(10) days, if necessary, to avoid interference in Landlord's consummating a transaction involving the Building) of receiving notice of such lien or claim
(a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, reasonably satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the reasonable amount so paid by Landlord, including Landlord's reasonable expenses and reasonable attorneys' fees.



                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING


10.01    ASSIGNMENT AND SUBLETTING

         (a) Without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement dated of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within twenty (20) days after receipt of Tenant's Notice (and all required information). In no event may

Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet or assigned.


         (b) In making its determination of whether to consent to any proposed sublease or assignment (which consent, subject to the provisions of this subsection (b) shall not be unreasonably withheld or conditioned), Landlord may take into consideration the business reputation and credit-worthiness of the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the reputation of the Building or Landlord or would violate the provisions of any other leases of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; and any other factors which Landlord shall deem relevant. In no event shall Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or (ii) assignment of the Lease which would assign less than the entire Premises.


         (c) If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold, delay or condition its consent to a subletting or assignment under this Section 10. 01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant's agreement to or assignee's assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Landlord's right to consent to further assignments or subleases.


         (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment. The provisions of this subsection (d) shall not be applicable to Tenant if it is a corporation whose stock is publicly traded.

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


         (e) Landlord shall have no right to withhold consent to any assignment of this Lease or to any subletting to a majority owned subsidiary of Tenant, its parent or such other corporation which has more than fifty (50%) percent of common legal and beneficial ownership, provided such does not result in a change in the use of the Premises and provided further that such assignee continues to be after such assignment a majority-owned subsidiary of Tenant, Tenant's parent or other corporation which has more than fifty (50%) percent of common legal and beneficial ownership of Tenant. In such case, Tenant shall remain directly and primarily liable for the performance of the terms and conditions of this Lease. Landlord shall have no right to withhold consent to any assignment of this Lease or to any subletting in connection with a sale of Tenant's business, inclusive of the Demised Premises, provided that the purchaser has a tangible net worth at the time of such transaction equal to or greater than the greater of: (i) Tenant's tangible net worth on the date of this Lease, or (ii) Tenant's tangible net worth on the date of such transaction.

10.02     RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the entire space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment in any case where the Tenant proposes to sublet or assign 6,600 square feet or more of the Premises. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.



10.03    EXCESS RENT

(a) Tenant shall pay Landlord on the first day of each month during the term of the sublease, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) but exclusive of any amount received for the sale of all furniture, fixtures and equipment that does not exceed the unamortized value thereof received from the subtenant for such month exceeds: that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet, less all reasonable costs and expenses for the subletting of such space including but not limited to: (1) brokerage commissions and attorneys' fees and expenses, (2) advertising for subtenants; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease; and (4) "free rent" periods, costs of any inducements or concessions given to subtenant, moving costs, and other amounts in respect of such subtenant's other leases or occupancy arrangements.


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




(b) Except as set forth in (a) above, Tenant shall pay Landlord on the effective date of the assignment fifty (50%) percent of the amount of all consideration (direct or indirect) received from the assignee, less reasonable costs and expenses for the assignment of such space, including but not limited to: (1) brokerage commissions and attorney's fees and expenses; (2) advertising for assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any assignment; and (4) "free rent" periods, costs of any inducements or concessions given to assignee, moving costs, and other amounts in respect of such assignee's other leases or occupancy arrangements.



10.04     TENANT LIABILITY

In the event of any sublease or assignment, Tenant shall not be released or discharged from and shall remain jointly and severally primarily liable for any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option.



10.05     ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder from and after the date of the Assignment in a written instrument reasonably satisfactory to Landlord and furnished to Landlord upon execution thereof. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.


                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES


11.01     EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:


               (i) Tenant fails to pay any installment or-other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments within five (5) days after notice that the same was not paid when due;

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





            (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or Exhibits "B" and/or Exhibit "D" and fails to cure such default within thirty (30) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith), provided that if such failure to observe or perform cannot, with the exercise of reasonable effort be cured within such thirty (30) day period, the same shall not constitute a default if Tenant commences to cure during such 30 day period and thereafter diligently prosecutes such cure to completion;


            (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

            (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act or any similar law, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged or stayed within sixty (60) days;

            (v) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

            (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged or stayed within sixty (60) days;

            (vii) Tenant having abandoned the Premises and ceased paying rent;

            (viii) upon the dissolution of Tenant.


11.02     LANDLORD'S REMEDIES

         (a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant ten (10) days notice of Landlord's election to do so, in which event, the term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice, but Tenant shall nevertheless remain liable for the payment of Rent and all other sums due, payable and/or owing by it hereunder, which obligations shall expressly survive the termination of this Lease; (ii) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving ten (10) days notice to Tenant that Tenant's right of possession shall end on the date specified in such notice but Tenant shall nevertheless remain liable for the payment of Rent and all other sums due, payable and/or owing by it hereunder; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due for the balance of the Term from Tenant under any of the provisions of this Lease.

            (b) (1) In the event that Landlord terminates the Lease or Tenant's right to possession, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty, Rent for the balance of the Term as and when due, plus all Landlord's expenses of reletting, including without limitation, repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions (collectively, the "Reletting Expenses"), less any rent received by Landlord for the Premises during such period.

                (2) No termination of this Lease by Landlord as provided herein shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Premises shall have been relet, Tenant shall pay to Landlord each month the base rent and additional rent and other payments required to be paid by Tenant up to the time of such termination, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord each month:

                  (i) The amount of the base rent, additional rent and other payments which would be payable under this Lease by Tenant if this Lease were still in effect together with any and all reasonable costs of any kind or nature whatsoever, paid or incurred by Landlord as a result of such termination, which costs shall be payable by Tenant forthwith, less

                  (ii) The net proceeds, if any, of any reletting, after deducting all of Landlord's expenses in connection with such reletting, including all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, repairs and other reasonable expenses of preparation for such reletting.

Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the base rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. However, if Landlord in its sole discretion so elects, at any time after any such termination, Tenant shall pay to Landlord, within thirty (30) days of Landlord's demand thereof, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between the base rent, additional rent and other payments hereunder for the unexpired portion of the term of this Lease and the then fair and reasonable rental value of the Premises for the same period discounted to present value based on the then current discount rate. If the whole or any part of the Premises be relet by Landlord for the unexpired term of this Lease or any portion thereof in an arms length transaction, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed the fair and reasonable rental value for the whole or part of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater, equal to, or less than the amount of the differences referred to above.

         (c) In the event Landlord proceeds pursuant to subparagraph (a)(i) or
(ii) above, Landlord may, but shall not be obligated to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord (and shall in no event be payable to Tenant) and applied against any deficiency of Tenant hereunder. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

         (d) In the event a Default occurs, Landlord may, at Landlord's option, and pursuant to and with process of law, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event, absent Landlord's gross negligence, be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant after thirty (30) days notice given to Tenant after the Termination Date by appropriate legal means shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

         (e) Notwithstanding anything contained herein to the contrary Landlord waives any common law or statutory right of distraint.


11.03     ATTORNEY'S FEES




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




Tenant or Landlord shall pay upon demand, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the other party in enforcing the performance by Landlord and/or Tenant of any obligations under this Lease, or resulting from a Default, or incurred by the non-defaulting party in any litigation, negotiation or transaction in which such non-defaulting party to become involved or concerned.


11.04     BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:


         (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.


         (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

         The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within thirty
         (30) days from the date of assumption and it will cure all nonmonetary defaults (or diligently proceed to cure all nonmonetary default) under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.


         (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.


         For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:


         (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and



         (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.



         (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES


12.01     IN GENERAL

Tenant shall not be required to remove the installation which constituted the Landlord's Work at the commencement of the term hereof. Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, and good condition, ordinary wear and tear, and damage caused by casualty and Landlord and/or its agents, employees and servants excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, Tenant's trade fixtures and Tenant Alterations. Tenant shall remove all Tenant Alterations which at the time of their installation Landlord by notice to Tenant required Tenant to remove. Tenant shall immediately repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a good condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. In the event possession of the Premises is not delivered to Landlord as required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, at Tenant's reasonable expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's reasonable expense such restoration work as Landlord deems necessary or advisable.

12.02     LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d). Tenant shall also reimburse Landlord for all reasonable costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Termination Date.


                                ARTICLE THIRTEEN
                                  HOLDING OVER


Tenant shall pay Landlord the greater of (i) double the monthly Rent (except that for the first 60 days of the holdover Tenant shall pay 150% rather than double) payable for the month immediately preceding the holding over (including increases (but not double) for Rent Adjustments which Landlord may reasonably estimate) or, (ii) double (except that for the first 60 days of the holdover Tenant shall pay 150% rather than double) the fair market rental value of the Premises as reasonably determined by Landlord, for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.



                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY



14.01  SUBSTANTIAL UNTENANTABILITY

         (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to Substantially

Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant (but with respect to Tenant only if all or a substantial portion of the Premises is rendered untenantable and the time period in excess of one hundred eighty (180) days relates to the repair of the Premises), shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness, to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Notwithstanding anything contained herein to the contrary, unless Landlord restores the Premises to its condition as existed prior to such casualty within three hundred sixty-five (365) days from the date of the casualty, (inclusive of Force Majeure) Tenant may cancel this Lease on written notice to Landlord given within 10 days of the expiration of the 365 day period. If such notice to cancel is not given within the above 10 day period then in that event Tenant shall have no further right to cancel this Lease.



         (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.



         (d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions, or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.


         (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.




14.02     INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Alterations with reasonable promptness, and unless Landlord completes such repair and restoration on or before one hundred eighty (180) days following the date of the casualty (inclusive of Force Majeure) and insurance adjustment, Tenant may cancel this Lease on written notice to Landlord given within 10 days of the expiration of the 180 day period. If such notice to cancel is not given within the above 10 day period then in that event Tenant shall have no further right to cancel this Lease. In the event of any damage to the Premises which occurs during the last six (6) months of the Term, either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.



14.03      RENT ABATEMENT

Except for the wilful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable for the purposes herein permitted on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.


                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN


15.01     TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building, the Premises the ingress or egress to and from public roads, or so much of the parking areas as to reduce the parking available to a level below that which is required by law, is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent

Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease) , Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award in which case Tenant shall continue to pay Rent and this Lease shall not terminate.



15.02     TAKING OF PART


In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce, or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.


15.03               COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant for Tenants furniture, fixtures, equipments and moving expenses paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.


                                 ARTICLE SIXTEEN
                                    INSURANCE



16.01     TENANT'S INSURANCE


Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than required by the laws of The State of New Jersey; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires or a Mortgagee reasonably requires which is similar in amount and coverage to that carried by prudent owner's of property in Bergen County similar to the Building. Tenant may satisfy the insurance requirements imposed upon it under this Lease by a combination of primary and umbrella policies.

16.02   FORM OF POLICIES


Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insured, (ii) be issued by one or more responsible insurance companies licensed to do business in the State of New Jersey reasonably satisfactory to Landlord and reasonably satisfactory to Mortgagee, (iii) where applicable, provide for deductible amounts reasonably satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty
(30) days' prior written notice to the Landlord and Mortgagee, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.



16.03      LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of New Jersey on the Building in amounts not less than 100% percent of the then full replacement cost (without depreciation) of the Building (above foundations) against fire and such other risks as may be included in standard forms of All Risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or wilful misconduct and Tenant shall have no right to any proceeds obtained or received by Landlord with respect to any such insurance.

16.04           WAIVER OF SUBROGATION

         (a) Landlord agrees that, if obtainable it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies
(i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.



         (b) Tenant agrees to include, if obtainable in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building who waives against Tenant with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.



         (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, or would have been covered by Landlord's insurance had Landlord maintained the insurance required to be maintained by Tenant under the terms and conditions of this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by

Tenant's insurance, or would have been covered by Tenant's insurance had Tenant maintained the insurance required to be maintained by Tenant under the terms and conditions of this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insured shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insured.



16.05     NOTICE OF CASUALTY


Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.


                                ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY



17.01      WAIVER OF CLAIMS

To the extent permitted by law, Tenant releases the Indemnitees from, and waives all claims against Indemnitees for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other persons, including Landlord's agents and servants. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage regardless of whether caused by Landlord's willful, negligent or wrongful acts. If any such damage, whether to the Premises or to any part of the Property or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages, or would have been paid to Landlord had Landlord maintained the insurance required to be maintained by Landlord under the terms and conditions of this Lease. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord has recovered the full amount of the damage from proceeds of insurance policies required to be maintained under the terms and condition of this Lease.




17.02          INDEMNITY BY TENANT

To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, arising from Tenants acts or omissions or the acts or omissions of Tenant's agents, servants, and/or employees in connection with Tenant's occupancy of the Premises, from the undertaking of any Tenant Alterations or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or immediately about the Premises, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. Tenant shall not be responsible for the negligent acts of the Landlord or Landlord's agents, servants and/or employees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord, it being understood that counsel retained by the applicable insurance company shall be deemed satisfactory.


                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS



18.01     RULES


Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord on reasonable notice to Tenant may make from time to time for the case safety and efficient operation of the Building, its occupants and business invitees.


18.02      ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen.


                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS



Landlord shall have the following rights exercisable without notice to Tenant and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (1) To change the Building's name or street address upon thirty (30) days' prior written notice to Tenant except that Landlord shall not name the Building for any Company listed on Exhibit "G" during the Term of this Lease;
(2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) Upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last nine (9) months of the Term, and at all times during the Term to prospective lenders, partners, joint venturers, purchasers or other interested parties; (5) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder or to sublease the Premises on the terms and conditions herein permitted; (6) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.


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


                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE



20.01          IN GENERAL

(a) Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof) and that all sums, if any, required to be paid by Landlord to Tenant on account of Tenant's Work or Landlord's Allowance have been paid in full; (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or if that not be the case, stating such claims) ; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; (ix) the Commencement Date and Expiration Date of the Lease; and (x) to any other information reasonably requested.


(b) Landlord agrees upon request to execute, acknowledge and deliver promptly to Tenant, without the payment of any consideration therefor, any instrument or certificate contemplated by this Section 20.01 which has been requested by Tenant. No such instrument or certificate, however, shall provide for any increase in Landlord's obligations hereunder.

20.02 ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate, which execution by Landlord shall be conclusively binding upon Tenant.


                               ARTICLE TWENTY-ONE

                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS



Tenant and Landlord represents to each other that, except for Edward S. Gordon Company of New Jersey, Inc., neither Tenant nor Landlord has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant and Landlord hereby agree to indemnify, protect, defend and hold the other harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for all commissions to the brokers, if any, specified in this Article, but only in accordance with a separate agreement entered into between Landlord and such brokers.




                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION



23.01     SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except for (x) payments in the nature of security for the performance by Tenant of its obligations under this Lease; and (y) free rent periods as set forth in Section 1.01(8) of this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord except to the extent the same continues after Mortgagee has taken possession of the Premises; (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. Landlord shall use its best efforts to secure a non-disturbance agreement for the benefit of Tenant from any future mortgage lien holder on the Building, however failure to secure the non-disturbance agreement shall not be a default under this Lease.


23.02    MORTGAGEE PROTECTION


Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.


                               ARTICLE TWENTY-FOUR
                                     NOTICES



         (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

         (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:


                  (1)      Notices to Landlord shall be addressed:

                           IB BRELL, L.P.
                           c/o Koll Real Estate Co.
                           Mack Centre II
                           One Mack Centre Drive
                           Paramus, New Jersey   07652-3906
                           Attention:  Richard Van Houten


                  with a copy to the following:


                           Scarinci & Hollenbeck
                           500 Plaza Drive
                           P.O. Box 3189
                           Secaucus, New Jersey  07096-3189
                           Attention:  Victor E. Kinon, Esq.


                  (2) Notices to Tenant shall be addressed:

                           Prior to Commencement Date:

                           Professional Detailing, Inc.
                           599 McArthur Boulevard
                           Mahwah, New Jersey   07430
                           Attention:  Ron Collins

                           After Commencement Date:

                           Professional Detailing, Inc.
                           10 Mountain Road
                           Upper Saddle River, New Jersey  07458


                           With a copy to the following:

                           Dollinger & Dollinger
                           365 West Passaic Street

                           Rochelle Park, New Jersey  07662
                           Attention:  M. Dollinger, Esq.


         (c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent.



Notices may also be served by personal service upon any officer, director or partner of Tenant or Landlord or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.



         (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.


                               ARTICLE TWENTY-FIVE
                                     SIGNAGE


         Tenant's name, at Tenant's cost and expense, shall be included for identification purposes on any Landlord controlled signage in the lobby of the Building and/or on the Real Property upon which the Building is located.


                               ARTICLE TWENTY-SIX
                                  MISCELLANEOUS



26.01     LATE CHARGES

Except as (i) otherwise expressly provided in this Lease, and (ii) for changes in the amounts to be paid (i.e. Rent Adjustments, Rent Deposits and/or additional Rents which must be paid within 30 days of Notice of such change, all payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including, without limitation Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid within five (5) days after the date due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.



26.02     WAIVER OF JURY TRIAL

As a material inducement to Landlord to enter into this Lease, Tenant and Landlord hereby waive their right to a trial by jury of any issues relating to or arising out of obligations under this Lease. Tenant acknowledges that it has read and understood the foregoing provision.



26.03     MEMORANDUM OF LEASE

This Lease shall not be recorded by either Landlord or Tenant. However either party may request that a memorandum of this Lease or a memorandum setting forth the covenants, conditions and restrictions be recorded in a form reasonably acceptable to both excluding however the base rent and/or additional rent payments. As a condition to the recording of such memorandum of this Lease, a discharge of memorandum of this Lease shall be concurrently executed by the parties and delivered to Landlord's counsel, to be held in escrow pending the expiration or sooner termination of this Lease.



26.04     OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises.

26.05     AUTHORITY

Tenant and Landlord each represent and warrant to other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

26.06     ENTIRE AGREEMENT

This Lease, and the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.



26.07     MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that upon prior written notice to Tenant, the Lease may be so modified.




26.08     EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors. Landlord agrees on its behalf and on behalf of its successor and assigns, that any liability or obligation under this Lease shall only be enforced against Tenant and in no event against the Tenant's offices or directors.



26.09     ACCORD AND SATISFACTION


No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's-right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

26.10     LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder thereafter accruing are specifically assumed by the buyer or transferee.



26.11     BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.



26.12     CAPTIONS


The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.



26.13     APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of New Jersey. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.



26.14     ABANDONMENT

In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term.



26.15     LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or Exhibit B, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the reasonable expense of Tenant upon prior notice to Tenant, and all reasonable sums expended or reasonable expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable within thirty (30) days of demand by Landlord.



26.16     RIDERS

All Exhibits attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.




26.17             ENVIRONMENTAL MATTERS

         (a) (i) Tenant represents and warrants that it is not an "Industrial Establishment" as that term is defined as of the date of this Lease in the Industrial Site Recovery Act, N.J.S.A. 13:lk-6 et sea., as same may be amended from time to time (the "Act"). Tenant shall not do or suffer anything that will cause it to become an Industrial Establishment under the Act during the Term. Landlord may from time to time require Tenant at Tenant's sole expense to provide proof satisfactory to Landlord that Tenant is not an Industrial Establishment. In the event that Tenant now is or hereafter becomes an Industrial Establishment (which event shall cause Tenant to be in Default of this Lease) Tenant shall comply with all conditions as set forth below.


                           (ii) Tenant agrees that it shall, at its sole cost
and expense, fulfill, observe and comply with all of the terms and provisions of the Act and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with said Act by the Department of Environmental Protection ("DEP") related in any way to Tenant's use and occupancy of the Premises. (The Act and all said rules, regulations, ordinances, opinions, orders and directives are hereinafter collectively referred to as "ISRA"). Without limiting the foregoing, upon Landlord's request therefor, and in all events no later than sixty (60) days prior to "closing, terminating or transferring operations" (as said terms are defined in ISRA) which would be subject to an obligation to comply with ISRA if an industrial establishment is present at the Premises, Tenant, at its sole cost and expense, shall provide the Landlord with a true copy of:



                  (A) an non-applicability letter from DEP (or such other agency or body which shall then have jurisdiction over ISRA matters) in form satisfactory to Landlord's counsel, stating that ISRA does not apply to Tenant, Tenant's use and occupancy of the Premises and to the closing, terminating or transferring of Tenant's operations at the Premises; or



                  (B) a Negative Declaration (as said term is defined in ISRA) duly approved by DEP (or such other agency or body then having jurisdiction over ISRA matters); or



                  (C) a Remedial Action Workplan (as said term is defined in

ISRA) duly approved by DEP (or such other agency or body which shall then have jurisdiction over ISRA matters).


                  (iii) Nothing contained in this Section shall be construed as limiting Tenant's obligation to otherwise comply with ISRA as aforesaid.



                  (iv) In the event Tenant complies with subparagraph (a) (ii) of this Section 26.17 by obtaining an approved Remedial Action Workplan, Tenant agrees that it shall, at its sole cost and expense:



                           (A) post any financial guarantee or other assurance
required to secure implementation and completion of such Remedial Action Workplan; and


                           (B) promptly implement and diligently prosecute to
completion said Remedial Action Workplan in accordance with the schedule contained therein or as may otherwise be ordered or directed by DEP or such other agency or body which shall then have jurisdiction over such Remedial Action Workplan. Tenant expressly understands, acknowledges and agrees that Tenant's compliance with the provisions of this subparagraph (iv) may require

Tenant to expend or do acts after the expiration or termination of the Term and Tenant shall not be excused therefrom. Any remediation conducted at the Premises by Tenant under ISRA or otherwise shall be to the standard applicable to ISRA related to the Premises and shall not involve alternative standards, institutional or engineering controls.



                  (v) Within ten (10) days after a written request by the Landlord or any Mortgagee, Tenant shall deliver to Landlord and the Mortgagee, if any, a duly executed and acknowledged affidavit of Tenant's chief executive officer, certifying:


                           (A) the proper four digit Standard Industrial
Classification Number relating to Tenant's then current use of the Premises (Standard Industrial Classification Number to be obtained by reference to the then current Standard Industrial Classification manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor to such publication); and




                           (B) (i) that Tenant's then current use of the
Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Material on the site, above ground or below ground, or (ii) that Tenant's then current use does involve the presence of Hazardous Material, in which event, said affidavit shall describe in complete detail Tenant's operations which involves the presence of Hazardous Material. Such description shall, inter alia, identify each Hazardous Material and describe the manner in which Tenant generated, handled, manufactured, refined, transported, treated, stored, and/or disposed of same. Tenant shall supply Landlord and the Mortgagee, if any, with such additional information relating to the presence of Hazardous Material as Landlord or its Mortgagee reasonably requests (nothing contained in this subsection (B) shall be deemed or construed to permit Tenant to use Hazardous Material).


                  (vi) Without limiting the foregoing, Tenant agrees:

                           (i) at its sole cost and expense, to promptly
discharge and remove any lien or encumbrance against the Premises, or any other property owned or controlled, in whole or in part, by Landlord imposed due to Tenant's failure to comply with ISRA, and



                           (ii) to defend (with counsel approved by Landlord) ,
indemnify and hold Landlord harmless from and against any and all liability, penalty, loss, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including but not limited to attorney's fees and other costs of litigation or preparation therefor, to the extent such costs arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with ISRA and/or provisions of this subparagraph 26.17(a).



                  (vii) Tenant agrees that each and every provision of this paragraph 26.17(a) shall survive the expiration or early termination of the Term. The parties hereto expressly acknowledge and agree that the Landlord would not enter into this Lease but for the provisions of this subparagraph 26.17(a) and the aforesaid survival thereof.



         (b) (i) Tenant agrees that it shall, at its sole cost and expense, observe, comply and fulfill all of the terms and provisions of the Spill

Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., as the same may be amended from time to time (the "Act") and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with said Act by DEP, any subdivision or bureau thereof or governmental or quasi-governmental agency or body having jurisdiction thereof (said Act and all said rules, regulations, ordinances, opinions, orders and directives are hereinafter in this subparagraph 26.17 (b) collectively referred to as "Spill Act") .



(ii) Without limiting the foregoing, the Tenant agrees:



                                    (A) that it shall not do, omit to do or
suffer the commission or omission of any act which is prohibited by or may result in any liability under the Spill Act including without limitation the discharge of petroleum products or other hazardous substances (as said terms are defined in the Spill Act); and



                                    (B) whenever the Spill Act requires the
"owner or operator" to do any act, Tenant shall do such act and fulfill all such obligations at its sole cost and expense, it being the intention of the parties hereto that Landlord shall be free of all expenses and obligations arising from or in connection with compliance with the Spill Act based on Tenants actions and/or non compliance.

                                    (iii) without limiting the foregoing, Tenant
agrees:



                                    (A) at its sole cost and expense, to
promptly discharge and to remove any lien or any encumbrance against the Premises, or any other property owned or controlled, in whole or in part, by Landlord, imposed by Tenant' failure to comply with the Spill Act; and



                                    (B) to defend (with counsel approved by
Landlord), indemnify and hold Landlord harmless from and against any and all liability, penalty, loss, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including but not limited to attorneys' fees and other expenses of litigation or preparation therefor, to the extent such costs arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with the Spill Act and/or the provisions of this subparagraph 26.17(b).



                           (iv) Tenant agrees that each and every provision of
this subparagraph 26.17(b) shall survive the expiration or earlier termination of the Term. The parties hereto expressly agree and acknowledge that the Landlord would not enter into this Lease but for the provisions of this subparagraph 26.17(b) and the aforesaid survival thereof.



                  (c) (i) Tenant agrees that it shall, at its sole cost and expense, promptly comply with all Environmental Laws applicable to its business and properties, wheresoever located, or the Premises. Without limiting the foregoing, Tenant agrees:



                                    (A) that it shall not allow to occur any
action or omission which is prohibited by or may result in any liability under any Environmental Law;



                                    (B) whenever any Environmental Law requires
any action of either or both of the owner or operator of the Premises, Tenant shall fulfill all such obligations at its sole cost and expense as relates to Tenants use and/or operations of its business in the Premises, it being the intention of the parties hereto that the Landlord shall be free of all expenses or obligations arising from or in connection with compliance with any Environmental

Law and Tenant shall bear all such expenses and obligations as if it is the sole owner and operator of the Premises as relates to Tenants use and/or operations of its business in the Premises.



                           (ii) Without limiting the foregoing, Tenant agrees:

                                    (A) at its sole cost and expense to promptly
discharge and remove any lien or encumbrance against the Premises or any property owned or controlled in whole or in part by the Landlord, imposed by reason of Tenant's failure to comply with any Environmental Law or any provision of this subparagraph 26.17(c).




                                    (B) to defend (with counsel approved by
Landlord), indemnify and hold Landlord harmless from and against any and all liabilities, penalties, losses, expenses, damages, costs, claims, causes of actions, judgments and/or the like, of whatever nature, including but not limited to attorneys' fees and other expenses of litigation or preparation thereof arising including any action brought under this sub paragraph 2 6. 17
(c) , to the extent such costs arise from or in connection with Tenant's failure to comply with any Environmental Law or any provision of this subparagraph 26.17(c).


                           (iii) Within ten (10) days after a written request by
the Landlord or any mortgagee of the Landlord, Tenant shall deliver to Landlord and Landlord's mortgagee, if any, a fully executed acknowledged affidavit of Tenant's chief executive officer, certifying that the Tenant is not, to the best of Tenant's knowledge, in violation of any Environmental Law. Tenant shall supply Landlord and the Mortgagee, if any, with all information relating to any alleged or actual violation of any Environmental Law as the Landlord or Mortgagee reasonably requests within ten (10) days of a written request for such information.


                           (iv) Tenant agrees that each and every provision of
this subparagraph 26.17(c) shall survive the expiration or earlier termination of the Term. The parties hereto expressly agree and acknowledge that the Landlord would not enter into this Lease but for the provisions of this subparagraph 26.17(c) and the survival thereof.



                           (a) Without limitation of any of the provisions of
this Section 26.17, and except as specifically provided in this Lease, Tenant shall not store, generate, manufacture, produce, treat, dispose of, release or discharge on, under or about the Premises any Hazardous Material.

26.18 Arbitration. In the event that Landlord and Tenant are unable to agree on any question arising under this lease, the dispute shall be submitted to the American Arbitration Association of New Jersey, for arbitration and determination in accordance with American Arbitration Association's commercial rules, and such decision shall be final and conclusive on the parties.


                              ARTICLE TWENTY-SEVEN
                                     PARKING


27.01 Without additional charges of any kind therefor, Tenant, its employees, agents, and invitees shall be entitled to use of the unreserved parking area adjoining the Building, subject to reasonable rules and regulations, during the term of the Lease, in common with others.

                              ARTICLE TWENTY-EIGHT
                          TENANT'S RIGHT OF FIRST OFFER

     Upon condition that Tenant is not in default in any of the payment of any rent or other charge payable by Tenant under this Lease and not in default in the performance of any covenant or obligation to be performed by Tenant under this Lease and further subject to the conditions and limits hereinafter set forth, Landlord agrees that Landlord will not enter into any new lease of any unit of space in the second floor of that certain centerpod portion of the Building (as shaded on Exhibit "A") of which the Premises are a part which may become vacant during the initial term of this Lease with any tenant unless Landlord shall first offer, in writing, said space to Tenant on such terms and conditions as are then acceptable to the Landlord. Landlord agrees that Tenant shall thereupon have the one-time right to lease said space in accordance with the terms contained in Landlord's written notice. Said right must be exercised by Tenant within twenty (20) business days after Tenant's receipt of written notice of said offer by Tenant's giving written notice to Landlord of the exercise of said right. If Tenant shall fail to exercise its right hereunder, then Tenant shall execute in recordable form a release of its right to first offer herein granted as applicable to the space so offered to Tenant. This right of first offer (i) is not assignable and shall be deemed personal only to Professional Detailing, Inc.; (ii) will not apply to any space to be leased by Landlord to a tenant at that time leasing other space in the Building; (iii) is limited to the exercise of rights for space only once, and once offered and declined all rights to lease the particular offered space shall cease and terminate, however the right to lease other space not yet offered shall continue to exist.

The following additional items shall apply to said Right of First Offer:

(i) Tenant's right to add space to the Premises under this Article 28 shall be exercised by the notice to Landlord containing Tenant's election for the entire amount of offered space;

(ii) The added space shall become a part of the Premises and except for such terms contained in the notice from Landlord the terms and conditions of this Lease, including, but not limited to, the Lease Term and options shall be applicable thereto.

(iii) Once the size of the added space has been determined this Lease and Exhibit "A" shall be appropriately revised to reflect the revised payments and Premises including the added space, signed and initialled by Landlord and Tenant and added to or attached to this Lease as applicable.

(iv) Said right of first offer shall be subject to any other rights, similar or dissimilar, granted by Landlord heretofore as set forth on Exhibit "G" attached hereto and by this reference made a part hereof.

                               ARTICLE TWENTY-NINE
                                 RENEWAL OPTION;


29.01 (a)By written notice delivered to Landlord on or before the date which is twelve (12) months prior to the expiration of the term of this Lease (the "Exercise Date"), time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of this Lease beyond any applicable notice and grace period on (i) the Exercise Date and (ii) the last day of the term of this Lease (the "Expiration Date"), Tenant shall have the option to extend the term of this Lease for five (5) years commencing on the first day following the Expiration Date and ending on the date which is five (5) years thereafter (hereinafter called the "Renewal Term") upon the same terms and conditions hereof except that the Monthly Base Rent to be paid by Tenant for the Renewal Term shall be then annual fair market rental value for the Premises, as determined as hereinafter set forth, and to be effective on the first day of the Renewal Term. In this regard, no earlier than three hundred thirty (330) days and no later than three hundred (300) days prior to the Expiration Date, which thirty (30) day period is hereinafter referred to as the "Exchange Period", Landlord shall submit to Tenant a statement of Landlord's determination of the annual fair market rental value for the Premises for the Renewal Term, which statement shall show the basis upon which such determination was made. Landlord's determination of the annual fair market rental value shall give due consideration to the rents (including any concessions, tenant finish allowances or related matters) charged by Landlord for all leases of comparably sized space (excluding exercise of renewal rights where the tenant had a right of renewal under the terms of its lease) entered into by Landlord for the twelve (12) month period preceding the first day of the Exchange Period, except that if there were no such leases or such leases were so peculiar to a particular situation that no true comparables would be derived, Landlord may expand the basis of its determination to include the rents being charged by other owners of comparable first class office buildings located in the Northern Bergen County, New Jersey. Within thirty (30) days after receipt of Landlord's determination, Tenant may either (i) rescind the exercise of its option, (ii) accept Landlord's determination of the annual fair market rental value or (iii) provide Landlord with its own determination of the annual fair market rental value, including the basis upon which such determination was made.

If Tenant elects option (iii), then Landlord and Tenant shall, for a period of thirty (30) days after Landlord's receipt of Tenant's determination, negotiate in good faith to determine the annual fair market rental value and if Landlord and Tenant are unsuccessful in reaching agreement within such thirty (30) days, Tenant may cause the issue arbitrated as hereinafter in this Article 29 set forth. If Tenant does not elect to have the issue arbitrated as hereinafter in this Article 29 set forth, this option to renew shall automatically be null and void and of no force or effect five (5) days following the thirty (30) day period following Landlord's receipt of Tenant's determination of the annual fair market rental value. Except for the Monthly Base Rent, the Renewal Term shall be upon all of the terms, covenants and conditions contained in this Lease.

   (b) In the event Tenant elect's to arbitrate the issue of annual fair market rental value, such issue shall be determined by arbitration as hereinafter provided. Landlord and Tenant shall each appoint a fit and impartial person as an arbitrator who shall have at least ten (10) years' experience in the commercial real estate industry in the Saddle River, New Jersey area (a "Qualified Arbitrator"). Such appointment shall be indicated in writing by each party to the other within ten (10) days following the thirty (30) day period following Landlord's receipt of Tenant's determination of the annual fair market rental value, as aforesaid. If the arbitrators are unable to determine the annual fair market rental value as set forth below within twenty (20) days of their appointment, the arbitrators so appointed shall immediately appoint a third Qualified Arbitrator. In case either party shall fail to appoint a Qualified Arbitrator within a period of ten (10) business days after written notice form the other party to make such appointment, the American Arbitration Association, or its successor (the "AAA") shall appoint such Qualified Arbitrator(s). The two (2) arbitrators so appointed shall appoint the third
(3rd) arbitrator, as aforesaid, otherwise the AAA shall similarly make such appointment. The arbitrators shall proceed with all reasonable dispatch to determine the annual fair market rental value and under all circumstances shall be bound by the terms of this Lease and shall not add to, subtract from, or otherwise modify such provisions, provided, however, the arbitrators shall take into account all relevant factors in determining the annual fair market rental value. The concurrence of any two said arbitrators shall be binding upon Landlord and Tenant, or, in the vent no two of the arbitrators shall render a concurrent determination, then the determination of the third (3rd) arbitrator shall be binding upon Landlord and Tenant. The determination of such third (3rd) arbitrator shall be no higher than Landlord's arbitrator's determination, and no lower than Tenant's arbitrator's determination. The decision of the arbitrators shall, in any event, be rendered within thirty (30) days after the appointment of the first and second arbitrators and such decision shall be in writing and in duplicate with one counterpart delivered to each Landlord and Tenant. The arbitration shall be conducted in accordance with the rules of the AAA and applicable New Jersey law, and a decision of a majority of the arbitrators shall be binding, final conclusive upon Landlord and Tenant. The fees of the arbitrators and the expenses incident to the proceedings shall be shared equally between Landlord and Tenant.

(c) Once the option period rent is determined as set forth, Tenant shall commence paying the same as of the first day of the option period.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

                    LANDLORD:

                    IB BRELL, L.P., a Delaware limited partnership

                    By:      KB Investors V, a California general
                             partnership, its General Partner


                             By: KE Holdings, L.P., a Washington limited partnership, its General Partner

                                      By:      Koll Investment Management, Inc.,
                                               a California corporation, its
                                               General Partner


                                               By: /s/
                                                   -----------------------------
                                               Its:
                                                   -----------------------------
                                            TENANT:

                                            PROFESSIONAL DETAILING, INC.


                                            By: /s/
                                                ------------------------

                         FIRST AMENDMENT TO OFFICE LEASE
                          MOUNTAINVIEW EXECUTIVE PLAZA
                         UPPER SADDLE RIVER, NEW JERSEY
                              DATE: DECEMBER , 1997



         IB BRELL, L.P., a Delaware Limited Partnership with offices at Mack Centre II, One Mack Centre Drive, Paramus, New Jersey
07652-3906.


                  as LANDLORD,


                  and


         PROFESSIONAL DETAILING, INC. with offices at 599 McArthur Boulevard, Mahwah, New Jersey 07430 as TENANT,


do hereby enter into this First Amendment to Office Lease as of
this     day of December, 1997.


                                   WITNESSETH:



         WHEREAS, the Landlord and the TENANT have previously entered into an Office Lease dated December 9, 1997 (the "Lease") for premises consisting of twenty-two thousand (22,000) square feet (the "Premises") located within that certain building at 10 Mountainview Road, Upper Saddle River, New Jersey (the "Building"); and

         WHEREAS, TENANT now wishes to lease an additional five thousand (5,000) square feet ("Additional Premises"), thereby leasing a total of twenty seven (27,000) thousand square feet in the Building (from and after the date hereof the entire 27,000 square feet shall be referred to as the "Premises");


         IT IS, THEREFORE agreed that the Lease is modified as follows:

         1. Rent. Section 1.01(8) is hereby deleted and the following is hereby inserted in lieu thereof.

Months
During Term    Monthly Rent     Annual Rent    Square Foot Rent          Total
-----------    ------------     -----------    ----------------          -----

1-2                  0.00              0.00           0.00                0.00

3-14           $50,062.50       $600,750.00         $22.25         $600,750.00

15                   0.00              0.00           0.00                0.00

16-27          $50,062.50       $600,750.00         $22.25         $600,750.00

28                   0.00              0.00           0.00                0.00

29-40          $50,062.50       $600,750.00         $22.25         $600,750.00

41                   0.00              0.00           0.00                0.00
42-53          $50,062.50       $600,750.00         $22.25         $600,750.00
54                   0.00              0.00           0.00                0.00
54-66          $50,062.50       $600,750.00         $22.25         $600,750.00

                                                        TOTAL:   $3,003,750.00

2. Miscellaneous. Section 1.01 items (10),(11), (12) and (13) are hereby deleted and the following is hereby inserted in lieu thereof:

(10)     RENTABLE AREA OF THE PREMISES: approximately 27,000 square feet

(11) SECURITY DEPOSIT: Three Hundred Fifty Thousand Four Hundred Thirty Seven Dollars and 50/100 ($350,437.50)

(12)     LOCATION OF PREMISES: Second Floor - South Wing

(13)     TENANT'S SHARE: 14.0625%

3. Security Deposit. (a) The number "$122,375.01" appearing in second line and the number "163,166.68" appearing in the third line of Article Five on Page 12 of the Lease are hereby deleted and the number "$150,187.50" is hereby inserted in the second line and the number "$200,250.00" is hereby inserted in the third line in lieu of such numbers.


         (b) The number "$122,370.01" appearing in the third line of the last paragraph of Article Five on page 13 is hereby deleted and the number "150,187.50" is hereby inserted in lieu thereof.

         (c) The number "$163,166.68" appearing in the penultimate line of the last paragraph of Article Five on page 13 is hereby deleted and the number "$200,250.00" is hereby inserted in lieu thereof.

4. RECAPTURE. The number "6,600" appearing in the fourth line of Section 10.02 on page 24 is hereby deleted and the number "8,100" is hereby inserted in lieu thereof.

5. Exhibit A. Exhibit "A" attached to the Lease is hereby deleted and Exhibit "A" attached hereto is hereby inserted in lieu thereof.

6. Exhibit B. The number $34,980.00" in the eighth line of Section 3(b) on page 4 of Exhibit B is hereby deleted and the number "$42,930.00" is hereby inserted in lieu thereof.

7. Other Terms and Conditions of Lease. Except to the extent expressly modified herein, all of the other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment To Office Lease has been executed as of the date first set forth above.


                                     LANDLORD: /s/

                                     IB BRELL, L.P., a Delaware limited
                                     partnership

                                     By:      KB Investors V, a California
                                              general partnership, its General
                                              Partner


                                     By:      KE Holdings, L.P., a Washington
                                              limited partnership, its General
                                              Partner

                                     By:      Koll Investment Management, Inc.,
                                              a California corporation, its
                                              General Partner



                                     By:      /s/ JAMES H. PATTERSON
                                         ------------------------------------
                                              JAMES H. PATTERSON

                                     Its: SENIOR VICE PRESIDENT
                                         ------------------------------------

                                     TENANT:

                                     PROFESSIONAL DETAILING, INC.


                                  By: /s/ CHARLES T. SALDARINI
                                     --------------------------------------
                                     CHARLES T. SALDARINI, President/C.O.O.